EXHIBIT 99.5

To:      Treasure Mountain Holdings, Inc.
         c/o    Spencer Trask Ventures, Inc.
                535 Madison Avenue
                New York, New York 10022
                Attn: Ms. DiAnn Ellis

     The undersigned is currently a holder of warrants to purchase common stock of Vyteris, Inc. ("Vyteris"). The undersigned has been advised that pursuant to the terms of that certain Merger Agreement and Plan of Reorganization dated as of July 8, 2004 (the "Agreement"), by and between Treasure Mountain Holdings, Inc. ("Treasure Mountain") and Vyteris, all of the common and preferred stock of Vyteris will be converted into the right to receive the common and preferred stock of Treasure Mountain, respectively.

     The undersigned understands that under the securities laws, every person or entity that is a securityholder of Vyteris immediately prior to the effective date of the pending merger (the "Merger") pursuant to which Vyteris will become a wholly-owned subsidiary of Treasure Mountain (the "Merger") will be deemed to be acquiring Treasure Mountain securities pursuant to the Agreement upon the consummation of the Merger. Accordingly, the undersigned hereby represents and warrants as follows:

     (a) The undersigned is acquiring securities of Treasure Mountain pursuant to the Agreement solely for the undersigned's own account for investment purposes only and not with a view to or sale in connection with, any distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The undersigned has no pre-existing agreement or arrangement, formal or informal, with any person to sell, distribute or transfer all or any part of such securities, and the undersigned has no plans to enter into any such agreement or arrangement.

     (b) The undersigned understands that the securities of Treasure Mountain to be issued to the undersigned pursuant to the Agreement have not been registered under the Securities Act or any state securities law by reason of their issuance in a transaction which is exempt from the registration requirements of the Securities Act and state securities laws, and that such securities must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration under the applicable provisions of the Securities Act and such laws. The undersigned acknowledges that the certificates evidencing such securities will contain a legend to the foregoing effect and that stop transfer instructions will be placed with the transfer agent of the securities.

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     (c) The  undersigned  has  (or,  if the  undersigned  is not an  accredited investor, the undersigned has been assisted by a representative who has) sufficient knowledge and expertise in business and financial matters so as to enable the undersigned to analyze and evaluate the merits and risks of acquiring the securities of Treasure Mountain pursuant to the terms of the Agreement. The undersigned is able to bear the economic risk of such acquisition, including a complete loss of the undersigned's investment in the securities of Treasure Mountain being acquired pursuant to the Agreement.

     (d) The undersigned represents that the undersigned is either an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act. or is an employee or former employee of Vyteris.

     (e) If the undersigned is an employee or former employee of Vyteris and is not an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act, the undersigned has checked the following box [ ].

     (f) As an owner of warrants to purchase Vyteris common stock (the "Existing Warrants", which term includes any additional warrants that the undersigned may acquire prior to the consummation of the Merger), the undersigned:

         (1) understands that upon consummation of the Merger, there will not be a sufficient number of authorized but unissued shares of Treasure Mountain Common Stock to cover the warrants to purchase Treasure Mountain Common Stock to be issued to the undersigned pursuant to the Merger Agreement;

         (ii) understands that pursuant to the Merger Agreement, the lack of sufficient authorized shares is expected to be cured either by arranging for Treasure Mountain to reincorporate in Delaware into an entity that has sufficient authorized shares or by arranging for Treasure Mountain to amend its certificate of incorporation to provide for sufficient authorized shares (the "Subsequent Actions");

         (iii) understands that while the Subsequent Actions will require the approval of Treasure Mountain's stockholders, parties which will own a majority of Treasure Mountain's Common Stock upon consummation of the Merger have agreed to vote in favor of the Subsequent Actions;

         (iv) understands that upon the consummation of the Merger, the Existing Warrants will become warrants to purchase Treasure Mountain's Common Stock (the "New Warrants"); and

         (v) agrees that the undersigned will not exercise the New Warrants until such time as the Subsequent Actions are effected.


Dated:  September 28, 2004                   By:
                                                     --------------------------
                                                     [signature]

                                                     --------------------
                                                     [printed name and title]